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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

                                  June 4, 2002

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our estimates of reserves of The Exploration Company of Delaware, Inc. (the "Company"), for the year ended December 31, 2001, the year ended December 31, 2000, which estimates were included in the Company's Annual Report on Form 10-K, for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                      NETHERLAND SEWELL & ASSOCIATES, INC.
                                      4500 Thanksgiving Tower
                                      1601 Elm St.
                                      Dallas, Texas 75201-4754


                                      /s/ C.H. Rees, III
                                      -----------------------------------------
                                      C.H. Rees, III, President and Chief
                                      Operating Officer